Exhibit (f)

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Faurecia, under the U.S. Securities Act of 1933, as amended, of American Depositary Shares evidenced by American Depositary Receipts (the “ADSs”). Such ADSs will be registered on a registration statement on Form F-6 (the “Registration Statement”), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Yann Delabrière and Frank Imbert, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution and resubstitution for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments and supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signatures	Capacity

July 23, 2012	/s/ Yann Delabrière	Chairman and Chief Executive Officer
Yann Delabrière

July 23, 2012	/s/ Frank Imbert	Chief Financial Officer
Frank Imbert

July 23, 2012	/s/ Dominique Gaudry	Chief Accounting Officer
Dominique Gaudry

July 23, 2012	/s/ Eric Bourdais de Charbonnière	Director
Eric Bourdais de Charbonnière

July 23, 2012	/s/ Jean-Baptiste Chasseloup de Chatillon	Director
Jean-Baptiste Chasseloup de Chatillon

July 23, 2012	/s/ Jean-Pierre Clamadieu	Director
Jean-Pierre Clamadieu

July 23, 2012	/s/ Lee Gardner	Director
Lee Gardner

July 23, 2012	/s/ Jean-Claude Hanus	Director
Jean-Claude Hanus

July 23, 2012	/s/ Hans-Georg Härter	Director
Hans-Georg Härter

July 23, 2012	/s/ Linda Hasenfratz	Director
Linda Hasenfratz

July 23, 2012	/s/ Ross McInnes	Director
Ross McInnes

July 23, 2012	/s/ Amparo Moraleda	Director
Amparo Moraleda

Date	Signatures	Capacity

July 23, 2012	/s/ Robert Peugeot	Director
Robert Peugeot

July 23, 2012	/s/ Thierry Peugeot	Director
Thierry Peugeot

Director
Philippe Varin

July 23, 2012	/s/ Mike Heneka	Authorized Representative in the
	Mike Heneka	United States